Exhibit 10.18
                                                                   -------------



                               AMENDMENT NUMBER 2
                                     TO THE
                             DICTAPHONE CORPORATION
                          MANAGEMENT STOCK OPTION PLAN


     AMENDMENT, dated as of August 1, 1997, to the Dictaphone Corporation Management Stock Option Plan (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors (the "Board") of the Dictaphone Corporation (the "Company") has determined that it desires to amend the Plan to increase the number of shares of Company common stock issuable thereunder and to make certain clarifying changes; and

     WHEREAS, Section 11(b) of the Plan provides that the Board may amend the Plan from time to time;

     NOW THEREFORE, the Plan is hereby amended as follows:

     1. INCREASE IN SHARES SUBJECT TO PLAN. Section 2 of the Plan is hereby amended by replacing the number 850,000 in each place it appears in such Section with the number 1,200,000, and by deleting the second sentence of such Section.

     2. CLARIFYING CHANGES. (a) Section 6(e)(i) of the Plan is hereby amended by (i) deleting the words "for up to 425,000 Option Shares" from the first sentence thereof, (ii) deleting the words "prior to the fifth anniversary of the Effective Date" where they occur preceding the first proviso to the second sentence thereof:

          "and Service Options granted after the Effective Date shall vest and become exercisable in accordance with such schedules as may be established by the Board of Directors or the Committee"

     (b) Section 6(e)(ii) of the Plan is hereby amended by (i) deleting the words "for up to 425,000 Option Shares" from the first sentence thereof, (ii) deleting the words "prior to the fifth anniversary of the Effective Date" where they occur in the second sentence therof, and (iii) replacing all of the second sentence thereof prior to the first proviso thereto with the following:

          "Performance Options shall become exercisable on the tenth anniversary of the relevant date of grant (prior to the expiration of such Options), unless sooner accelerated based on achieving (x) in the case of Performance Options granted on the Effective Date, the Target Enterprise

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          Values as set forth in Schedule I hereto, or (y) in the case of Performance Options granted after the Effective Date, such performance goals as may be established by the Board of Directors or the Committee."

     3. EFFECTIVE DATE. This Amendment Number 2 shall be effective as of the date first above written.